AMENDMENT TO THE

TRUST INSTRUMENT OF THE

AMERICAN INDEPENDENCE FUNDS TRUST II

DATED JUNE 30, 2015

            AMENDMENT TO TRUST INSTRUMENT made June 30, 2015 by the Board of Trustees.

            WHEREAS, there has heretofore been established a trust for the investment and reinvestment of funds contributed thereto; and

            WHEREAS, there was originally filed with the Secretary of State of the State of  Delaware a Trust Instrument, dated July 11, 2013, creating the Trust; and

            WHEREAS, the Trustees desire to amend the Trust Instrument, dated July 11, 2013, and to file with the Secretary of State of the State of Delaware an Amendment to the Trust Instrument; and

            WHEREAS, at a meeting of the Board of Trustees held on April 29, 2015, the Trustees approved a change in the name of the business trust to the Rx Funds Trust.

            IN WITNESS WHEREOF, the undersigned, having the Power of Attorney, hereby has executed this instrument this 30th day of June, 2015.

                                                                                    /s/ Eric M. Rubin

Eric M. Rubin

                                    President

American Independence Funds Trust